Exhibit 10.1

AMENDMENT #7 TO
CARL W. GERST, JR. EMPLOYMENT AGREEMENT

This sets forth Amendment #7 to the Employment Agreement entered into between Anaren, Inc. (“Employer”) and Carl W. Gerst, Jr. (“Mr. Gerst”) dated February 14, 2004.

RECITALS
1.           The original term of the Employment Agreement was scheduled to expire as of June 30, 2007.
2.           Pursuant to Amendments #1, #2, #4, #5 and #6 to the Employment Agreement, the term of the Employment Agreement was extended and now expires on June 30, 2012, subject to the termination provisions provided in the Employment Agreement.
3.           Amendment #3 to the Employment Agreement dated December 30, 2008 incorporated changes to the Employment Agreement to reflect the application of Internal Revenue Code Section 409A to certain provisions of the Employment Agreement.
4.           The parties desire to continue Mr. Gerst’s employment with the Company on the same terms and conditions currently applicable, including paying Mr. Gerst a Base Salary of $187,500 in consideration of a reduced work schedule of approximately 30 hours per week.
5.           The Compensation Committee of Anaren’s Board of Directors recommended, and the Board unanimously approved at its May 9, 2012 regular meeting that the Company amend Mr. Gerst’s Employment Agreement to provide for his continued employment through and including June 30, 2013.

TERMS
In consideration of the mutual covenants and representations contained herein, and other valuable and good consideration, receipt of which is acknowledged, the parties agree as follows:
1.           Paragraph 1(a) of the Employment Agreement is hereby amended so that the Employment Agreement continues, as most recently changed by Amendment #6, through and including June 30, 2013, subject to the termination provisions provided in the Employment Agreement.
2.           Paragraph 6(b) of the Employment Agreement (as previously amended by Amendments #3 and #6) shall be expressly incorporated in the Employment Agreement.
3.           Paragraph 6(c) of the Employment Agreement (as previously amended by Amendment #6) shall be expressly incorporated in the Employment Agreement.
All other terms of the 2004 Employment Agreement, as modified by Amendments #3 and #4, and by this Amendment #7, will remain in full force and effect.

ANAREN, INC.

/s/ Lawrence A. Sala	/s/ Carl W. Gerst
Lawrence A. Sala	Carl W. Gerst, Jr.
President and CEO

Dated: May 14, 2012	Dated: May 14, 2012